Exhibit 10.9

AMENDMENT FOUR

To

LIMITED EXCLUSIVE

PATENT LICENSE AGREEMENT

For

DIAGNOSTIC KIOSK

For Food Safety, Water Quality Monitoring, and
Human/Veterinary Clinical Diagnostics

Between

LAWRENCE LIVERMORE NATIONAL SECURITY, LLC

and

BIONOMICS DIAGNOSTICS, INC.,

a wholly-owned subsidiary of LexaGene Holdings, Inc.

LLNL Case No. TL02679.4

Lawrence Livermore National Laboratory
Innovation and Partnerships Office
P.O. Box 808, L-795, Livermore, CA 94551

September 18, 2019

Bionomics Diagnostics, Inc., a wholly-owned subsidiary LexaGene Holdings, Inc.	Diagnostic Kiosk Amendment Four

AMENDMENT FOUR

September 18, 2019

to

License Agreement - LLNL Case Number TL02679

for Diagnostic Kiosk

between Bionomics Diagnostics, Inc. and Lawrence Livermore National Security, LLC

effective June 22, 2015

This Amendment Four to the License Agreement by and between Lawrence Livermore National Security, LLC (“LLNS”) and Bionomics Diagnostics, Inc. (“LICENSEE”) is effective as of the date of execution of this Amendment by the last signing Party. This Amendment and the associated License Agreement are subject to overriding obligations to the Federal Government pursuant to the provisions of LLNS’s Contract No DE-AC52-07NA27344 with the United States Department of Energy (“DOE”) for the operation of the Lawrence Livermore National Laboratory (“LLNL”).

This Amendment Four will modify Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS). All other terms and conditions remain the same.

Therefore, in consideration of the mutual covenants and obligations recited herein, LLNS and LICENSEE hereby amend the License Agreement as follows:

1.	Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS), Paragraph B.5 (Performance Obligations)

Delete Paragraph B.5 in its entirety and replace with the following:

B.5	Performance Obligations

B.5.1	LICENSEE will complete proof-of-concept prototype by January 31, 2018.

B.5.2	LICENSEE will achieve First Commercial Sale (“FCS”) in the United States by December 31, 2020.

8.5.3	LICENSEE will be granted license by the USDA to sell into veterinary diagnostics markets and receive AOAC certification to sell into food safety markets in the United States by December 31, 2020.

8.5.4	LICENSEE will achieve cumulative sales of more than Ten Million Dollars ($10,000,000) within three (3) years of FCS.

19GM0918	1	TL02679.4 Amendment Four

Bionomics Diagnostics, Inc., a wholly-owned subsidiary LexaGene Holdings, Inc.	Diagnostic Kiosk Amendment Four

8.5.5	LICENSEE will achieve FDA clearance to perform human clinical diagnostics in the United States by December 31. 2022.

B.5.6	The sales requirements specified above may, by mutual written consent of LICENSEE and LLNS, be amended and/or extended at the written request of LICENSEE to LLNS. based upon legitimate business reasons specified in reasonable detail in such written request.

8.5.7	The first progress report will be due on February 28, 2016.

B.5.8	LICENSEE will diligently proceed to commercially develop, file relevant regulatory applications for, and attempt to obtain relevant regulatory commercialization approvals with respect to the manufacturing, marketing, and sale of Licensed Products.

LLNS and LICENSEE execute this Amendment, in duplicate originals, by their respective officers who are duly authorized on the day and year that is written.

BIONOMICS DIAGNOSTICS, INC., a wholly-owned subsidiary of LexaGene Holdings, Inc		LAWRENCE LIVERMORE NATIONAL SECURITY, LLC LAWRENCE LIVERMORE NATIONAL LABORATORY
By:	/s/ Jack Regan	By:	/s/ Richard Rankin
Name:	Jack Regan	Name:	Richard A. Rankin
Title:	Chief Executive Officer	Title:	Director, Innovation and Partnerships Office
Date Signed:	9/18/2019	Date Signed:	9/18/2019

19GM0918	2	TL02679.4 Amendment Four